Exhibit 99.1

Web.com Plans To Amend, Increase and Re-price Its First Lien Credit Facility

Also Plans to Repay in Full Its Second Lien Term Loan

JACKSONVILLE, FL – February 12, 2013 – Web.com Group, Inc. (Nasdaq: WWWW) (the “Company”), a leading provider of internet services and online marketing solutions for small businesses, today announced that it plans to amend, increase and re-price its First Lien Credit Facility and use the proceeds of such increase to repay the remaining balance of its Second Lien Term Loan. A lender conference call with the Company, together with J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., SunTrust Robinson Humphrey, Inc., Goldman Sachs Lending Partners, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, is scheduled for Wednesday, February 13, 2013 at 10:30 a.m. EST.

The Company will seek improved terms on its First Lien Term Loan, which has a current interest rate of LIBOR (London Interbank Offered Rate) plus 4.25%, with a LIBOR floor of 1.25%, and a balance of [approximately(?)] $628 million at December 31, 2012. The Company will seek to increase the size of the First Lien Term Loan to $660 million to repay in full the remaining balance of the Second Lien Term Loan, which was approximately $32 million at December 31, 2012. The Company also expects that its Revolving Credit Facility, which currently has an interest rate of LIBOR plus 3.75% (with no LIBOR floor), will be increased by $10 million and amended to reflect reduced pricing.

Since the Network Solutions acquisition in October 2011, the Company has reduced its debt balance by $70 million.

About Web.com

Web.com Group, Inc. (Nasdaq: WWWW) is a leading provider of online marketing for small and medium-sized businesses (SMBs). Web.com meets the needs of SMBs anywhere along their lifecycle by offering a full range of online services and support, including domain name registration, website design, search engine optimization, internet marketing and local sales leads, social media and mobile solutions, email marketing, eCommerce website design and call center services. For more information on the company, please visit http://www.web.com.

Forward-Looking Statements

This press release includes certain "forward-looking statements" including, without limitation, statements regarding the Company’s ability to obtain better terms for the first lien term loan and the revolving credit facility, to increase the first lien term loan and the revolving credit facility, and to repay the remaining balance on the second lien term loan are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “will”, “plans”, “expects”, or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com’s current beliefs or expectations.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Contact:

Susan Datz Edelman

Web.com (Nasdaq: WWWW)

Director, Investor Relations and Corporate Communications

(904) 680-6909

sedelman@web.com

ICR for Web.com

Brian Denyeau

646-277-1251

Brian.denyeau@icrinc.com